      As filed with the Securities and Exchange Commission on June 1, 1999
                                                      Registration No. _________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                            SUCCESS BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              36-3497644
 (State or other jurisdiction                                 (I.R.S. Employer
              of                                             Identification No.)
incorporation or organization)


  ONE MARRIOTT DRIVE
LINCOLNSHIRE, ILLINOIS                                                 60069
(Address of Principal                                                (Zip Code)
  Executive Offices)

                            SUCCESS BANCSHARES, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                             1999 STOCK OPTION PLAN
                            (Full title of the plans)

                                WILBUR G. MEINEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SUCCESS BANCSHARES, INC.
                               ONE MARRIOTT DRIVE
                          LINCOLNSHIRE, ILLINOIS 60069
                     (Name and address of agent for service)

                                 (847) 279-9061
          (Telephone number, including area code, of agent for service)

                 Please address a copy of all communications to:

                              JEFFREY C RUBENSTEIN
              MUCH SHELIST FREED DENENBERG AMENT & RUBENSTEIN, P.C.
                        200 N. LASALLE STREET, SUITE 2100
                             CHICAGO, ILLINOIS 60601
                            TELEPHONE: (312) 346-3100


                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
               TITLE OF SECURITIES                    AMOUNT     PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
                      TO BE                           TO BE       OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
                   REGISTERED                     REGISTERED(1)    PER SHARE(2)          PRICE (2)            FEE
=========================================================================================================================
Common Stock (par value $0.001 per share)
  to be issued and delivered pursuant to
  the 1998 Employee Stock Purchase Plan..........    200,000           $10.875          $2,175,000         $   605
-------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.001 per share)
  to be issued upon exercise of options
  granted under the 1999 Stock Option Plan.......    200,000           $10.875          $2,175,000         $   605
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                Total............................    400,000                            $4,350,000         $1,210
=========================================================================================================================



(1) This registration statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Common Stock. The shares subject to this registration statement reflect the shares issuable pursuant to the 1998 Employee Stock Purchase Plan and the shares available for issuance upon exercise of options granted under the 1999 Stock Option Plan all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based on the average of the high and low sale prices as reported by The Nasdaq National Market on May 26, 1999.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEMS 1 AND 2. The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory note to
Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, heretofore filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference, except as superseded or modified herein:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 30, 1999.

                  (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 filed with the Commission on May 13, 1999.

                  (c) The description of the common stock set forth in the Company's Registration Statement on Form S-1 (File No. 0-23235) filed with the Commission on May 14, 1998, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Certain legal matters in connection with the validity of the shares of Common Stock offered hereby will be passed upon for the Company by Much Shelist Freed Denenberg Ament & Rubenstein, P.C., Chicago, Illinois, which serves as the Company's general counsel. Jeffrey C. Rubenstein, a principal of Much Shelist Freed Denenberg Ament & Rubenstein, P.C., as of May 26, 1999, is the beneficial holder of 34,254 shares of the Company's Common Stock, the fair market value of which exceeds $50,000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

         Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any person, including a director or officer, who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any officer or director in any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or a present or former director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such person actually and reasonably incurred.

         The Company's Certificate of Incorporation limits the personal liability of directors to the fullest extent permitted by Delaware law. In addition, the Company's Certificate of Incorporation and By-laws provide that the Company shall, to the fullest extent permitted by Delaware law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any and all expenses, liabilities or other matters referred to or covered by Delaware law, which were reasonably incurred by such person. This indemnification is in addition to any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation, By-laws, any agreement or vote of shareholders or disinterested directors or otherwise.

         The Company's Certificate of Incorporation and By-laws also permit it to secure insurance on behalf of any director, officer, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law, the Certificate of Incorporation or By-laws would permit indemnification.

         The description of Delaware law is not intended to be complete. The description of the Company's Certificate of Incorporation and its By-laws is not intended to be complete and is respectively qualified in its entirety by such Certificate and By-laws, copies of which have been filed by the Company with the Commission.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit
Number                                     Exhibit Title
------                                     -------------

    4.1 Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 1 to Registration Statement on Form 8-A, File No. 0-23235).

   *4.2         Success Bancshares, Inc. 1998 Employee Stock Purchase Plan.

   *4.3         Success Bancshares, Inc. 1999 Stock Option Plan.

   *5.1         Opinion of Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
                regarding legality.

  *23.1         Consent of McGladrey & Pullen, LLP.

   23.2         Consent of Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
                (included as part of Exhibit 5.1).

   24.1 Power of Attorney (included on the signature page of this Registration Statement).


------------------------------
*Filed herewith


ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities At of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or in the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 of Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincolnshire, State of Illinois, on May 28, 1999.



                                    SUCCESS BANCSHARES, INC.



                                    By:  /s/ Wilbur S. Meinen
                                       -----------------------------------------
                                                Wilbur G. Meinen
                                                     President
                                                        and
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on May 28, 1999.

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilbur G, Meinen and Kurt C. Felde and each of them, his attorney-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                   SIGNATURES                                TITLE
                   ----------                                -----

 /s/ Wilbur G. Meinen                         President, Chief Executive Officer
-------------------------------------------              and Director
Wilbur G. Meinen                                (Principal Executive Officer)

 /s/ Kurt C. Felde                                 Senior Vice President and
-------------------------------------------          Chief Financial Officer
Kurt C. Felde                                       (Principal Financial and
                                                       Accounting Officer)

/s/ Charles G. Freund
-------------------------------------------                 Director
Charles G. Freund

/s/ Avrom H. Goldfeder
-------------------------------------------                Director
Avrom H. Goldfeder

                        [signatures continued next page]

/s/ Sherwin Koopmans                                     Director
------------------------------------------
Sherwin Koopmans

/s/ George M. Ohlhausen                                  Director
------------------------------------------
George M. Ohlhausen

/s/ Norman D. Rich                                       Director
------------------------------------------
Norman D. Rich

 /s/ Glen Wherfel                                        Director
------------------------------------------
Glen Wherfel

                                LIST OF EXHIBITS



Exhibit
Number                           Exhibit Title
-------                          -------------

    4.1   Specimen Common Stock Certificate (incorporated herein by reference to
          Exhibit 1 to Registration Statement on Form 8-A, File No. 0-23235).

   *4.2   Success Bancshares, Inc. Employee 1998 Stock Purchase Plan.

   *4.3   Success Bancshares, Inc. 1999 Stock Option Plan.

   *5.1 Opinion of Much Shelist Freed Denenberg Ament & Rubenstein, P.C. regarding legality.

  *23.1   Consent of McGladrey & Pullen, LLP.

   23.2 Consent of Much Shelist Freed Denenberg Ament & Rubenstein, P.C. (included as part of Exhibit 5.1).

   24.1 Power of Attorney (included on the signature page of this Registration Statement).

------------------------------
*Filed herewith



                                      E-1